Exhibit 4.4

THERAVANCE BIOPHARMA, INC.

as Issuer

Certain Guarantors

and

[             ]

Trustee

Indenture

Dated as of [     ]

THERAVANCE BIOPHARMA, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of [         ]

Trust Indenture	Indenture
Act Section	Sections

§ 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08
6.10

§ 311(a)	6.13(a)
(b)	6.13(b)
(c)	Not Applicable

§ 312(a)	7.01
7.02(a)
(b)	7.02(b)
(c)	7.02(c)

§ 313(a)	7.03(a)
(b)	7.03(a)
(c)	7.03(a)
(d)	7.03(c)

§ 314(a)	7.04, 10.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02

§ 315(a)	6.01(a)
(b)	6.02
(c)	6.01(b)
(d)	6.01(c)
(d)(l)	6.01(c)(1)
(d)(2)	6.01(c)(2)
(d)(3)	6.01(c)(3)
(e)	5.14

§ 316
(a)(1)(A)	5.02
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	1.04(g)

§ 317(a)(l)	5.03

(a)(2)	5.04
(b)	10.03

§ 318(a)	1.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

Section 13.02.	Severability	49
Section 13.03.	Priority of Guarantee	49
Section 13.04.	Limitation of Guarantors’ Liability	49
Section 13.05.	Subrogation	49
Section 13.06.	Reinstatement	49
Section 13.07.	Release of the Guarantors	49
Section 13.08.	Benefits Acknowledged	49

INDENTURE, dated as of •, between THERAVANCE BIOPHARMA, INC, a Cayman Islands corporation (herein called the “Company”), having its principal office at 901 Gateway Boulevard, South San Francisco, CA 94080, Theravance Biopharma Cayman Holdings, Inc., an exempted company incorporated in the Cayman Islands with limited liability, Theravance Biopharma R&D, Inc., an exempted company incorporated in the Cayman Islands with limited liability, Theravance Biopharma Ireland Limited, a limited company organized and existing under the laws of Ireland, Theravance Biopharma UK Limited, a limited company organized and existing under the laws of England and Wales, Theravance Biopharma US, Inc., a Delaware corporation (collectively, the “Guarantors”) and [TRUSTEE] (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, guarantees or other evidences of indebtedness (each herein called a “Security” or, collectively, the “Securities”), in an unlimited aggregate principal amount to be issued in one or more series as in this Indenture provided.

The Company wishes to permit certain Subsidiaries of the Company to make the Guarantees permitted pursuant to Section 3.01 and set forth in Section 13.01 with respect to Securities of certain series issued under this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                          Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires;

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture;

(4)                                 the word “or” is not exclusive; and

(5)                                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Authorized Newspaper” means a newspaper in an official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of each such place.  Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.  If it shall be impossible or impractical to make any publication of any notice required by this Indenture in the manner herein provided, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Authorized Officer” means the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer or General Counsel of the Company, or any person (whether designated by name or the persons for the time being holding a designated office) appointed by or pursuant to a Board Resolution for the purpose, or a particular purpose, of this Indenture, provided that written notice of such appointment shall have been given to the Trustee.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as the case may be, to have been duly adopted by the Board of Directors, or pursuant to authorization by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location specified in the Securities or this Indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment, such other location or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to close, except as may be otherwise specified as contemplated by Section 3.01(b).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person has become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered and which at the date hereof is located at [               ].

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company in Section 3.01(b) until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America that is legal tender for the payment of public and private debts at the time of payment.

“Eligible Obligations” means:

(a)                                 with respect to Securities denominated in Dollars, U.S. Government Obligations; or

(b)                                 with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 3.01(b).

“Event of Default” has the meaning specified in Section 5.01.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of any Guarantor, endorsed on a Security authenticated and delivered pursuant to this Indenture and shall include the Guarantees of any Guarantor established in accordance with Section 3.01 and set forth in Section 13.01.

“Guarantor” means with respect to the Securities of any series, any of Theravance Biopharma Cayman Holdings, Inc., Theravance Biopharma R&D, Inc., Theravance Biopharma Ireland Limited, Theravance Biopharma UK Limited, Theravance Biopharma US, Inc., or such other Subsidiary as may from time to time provide a Guarantee with respect to the Securities of a particular series pursuant to Section 3.01 and as set forth in Section 13.01, until released from such Guarantee pursuant to the provisions of this Indenture and the terms of such series of Securities.

“Guarantor Request” or “Guarantor Order” means a written request or order signed in the name of the Guarantor by one Officer of the Guarantor, and delivered to the Trustee.

“Global Security” means a Security, if any, issued to evidence all or a part of a series of Securities in accordance with Section 3.01.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” means, with respect to a Registered Security, a Person in whose name such Registered Security is registered in the Security Register and, with respect to an Unregistered Security or coupon appertaining thereto, the bearer thereof.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the form and terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, upon call for redemption, exercise of repayment option, exercise of exchange or conversion, or otherwise.

“Officer’s Certificate” means a certificate signed by two Authorized Officers and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Securities of any series, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)                                 Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Securities or portions thereof for whose payment or redemption money or Eligible Obligations (or any combination of money and Eligible Obligations) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor on such Security) in trust or set aside and segregated in trust by the Company or any other obligor on such Security (if the Company or any other obligor on such Security acts as its own Paying Agent) for the Holders of such Securities; provided, however, that if such Securities, or portions thereof, are to be redeemed prior to the Stated Maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)                                  Securities, except to the extent provided in Sections 4.02 and 4.03, as to which the Company has effected defeasance and/or covenant defeasance, as provided in Article Four;

(d)                                 Securities that have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder,

(i)                                     Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns (x) all Securities Outstanding under this Indenture or (y) except for the purposes of actions to be taken by Holders of more than one series or Tranche voting as a class, all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded.  Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor;

(ii)                                  in determining whether the Holders of the requisite principal amount of Securities of any series or Tranche have concurred in any direction, waiver or consent, the principal amount of Original Issue Discount Securities that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 5.02;

(iii)                               in the case of any Security the principal of that is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid; and

(iv)                              in the case of Securities having been denominated in a currency other than Dollars and remaining outstanding contemporaneously with Securities denominated in Dollars, the principal amount of any Security that is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be determined as contemplated by Section 3.01(b).

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, all as contemplated in Sections 3.01 and 3.03.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or any other entity.

“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series or Tranche are payable as specified as contemplated by Section 3.01(b).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” means any Security issued hereunder and registered by the Security Registrar or any recorded interest in a Global Security issued hereunder.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01(b).

“Repayment Date”, when used with respect to any Security of any series to be repaid or repurchased, means the date, if any, fixed for such repayment or for such repurchase (whether at the option of the Holders or otherwise) pursuant to this Indenture.

“Repayment Price”, when used with respect to any Security of any series to be repaid, means the price, if any, at which it is to be repaid pursuant to Section 3.01(b).

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department or any other successor group of the Trustee, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“series” or “series of Securities” means a series of Securities issued under this Indenture as determined by Board Resolution or as otherwise determined under this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms to other Tranches of such series except as to principal amount, date of issuance or first interest payment date, each of which may vary among Tranches of any one series.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have been appointed with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

“U.S. Government Obligations” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America are pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

“Unregistered Security” means any Security issued hereunder that is not a Registered Security.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02.                          Compliance Certificates and Opinions.  (a)  Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)                                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(3)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.                          Form of Documents Delivered to Trustee.  (a)  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or an Opinion of Counsel, or representations by counsel.  Any such certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.  Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company.  Any certificate, statement or opinion of, or representations by, any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.                          Acts of Holders.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Unregistered Securities, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner acceptable to the Trustee.

(c)                                  The amount of Unregistered Securities held by any Person executing any such instrument or writings as the Holder thereof, and the numbers of such Unregistered Securities, and the date of his holding the same, may be proved by the production of such Unregistered Securities or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee.  The Trustee, the Company and the Guarantors, as the case may be, may assume that such ownership of any Unregistered Securities continues until (1) another certificate bearing a later date issued in respect of the same Unregistered Securities is produced or (2) such Unregistered Securities are produced by some other Person or (3) such Unregistered Securities are registered as to principal or are surrendered in exchange for Registered Securities, or (4) such Unregistered Securities are no longer Outstanding.

(d)                                 The fact and date of execution of any such instrument or writing and the amount and number of Unregistered Securities held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(e)                                  The principal amount (except as otherwise contemplated in clause (ii) of the proviso to the definition of “Outstanding”) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(f)                                   Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company or the Guarantors, as the case may be, in reliance thereon, whether or not notation of such action is made upon such Security.

(g)                                  The Company may set a record date for purposes of determining the identity of Holders of any Outstanding Securities of any series entitled to vote or consent to any action by vote or consent authorized or permitted by Section 5.12 or 5.13.  Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Securities furnished to the Trustee pursuant to Section 7.01 prior to such solicitation.

(h)                                 If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date.

Section 1.05.                          Notices, Etc. to Trustee, Company or Guarantors.  Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)                                 the Trustee by any Holder or by the Company or any Guarantor, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: [   ], or

(b)                                 the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or overnight delivery service, to the Company or such Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of the General Counsel, or at any other address furnished in writing to the Trustee by the Company or such Guarantor, as the case may be, prior to such mailing.

Section 1.06.                          Notice to Holders; Waiver.  (a)  Except as otherwise expressly provided herein or otherwise specified with respect to any series of Securities pursuant to Section 3.01, where this Indenture provides for notice of any event or reports to Holders, such notice or report shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder of Registered Securities affected by such event, at the address of such Holder as it appears in the Security Register and to addresses filed with the Trustee or preserved on the Trustee’s list pursuant to Section 7.02(a) for other Holders (and to such other addressees as may be required in the case of such notice or report under Section 313(c) of the Trust Indenture Act), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or report.

(b)                                 In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

(c)                                  Notice shall be sufficiently given to Holders of Unregistered Securities if published in an Authorized Newspaper in each of The City of New York and, if such Securities are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located, or in such other city or cities as may be specified in the Securities, at least twice, the first publication to be not earlier than the earliest date, if any, and not later than the last date, if any, prescribed for the giving of such notice.  Any such notice shall be deemed to have been given on the date of such publication, or if published more than once, on the date of the first such publication.

(d)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)                                  In case by reason of the suspension of regular mail service or by reason of any other cause it is impracticable to give such notice by mail, then such notification as shall be made at the direction of the Company and with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(f)                                   If it is impractical in the opinion of the Trustee or the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

Section 1.07.                          Conflict With Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.                          Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.                          Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.                          Separability Clause.  In case any provision in this Indenture or in the Securities or the Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.                          Benefits of Indenture.  Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall give to any Person, other than the parties hereto (including any Paying Agent appointed pursuant to Section 10.02 and Authenticating Agent appointed pursuant to Section 6.14 to the extent provided herein) and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.                          Governing Law; Waiver of Jury Trial.  THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.13.                          Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security is not a Business Day at any Place of Payment or the city in which the Corporate Trust Office of the Trustee is located, then (notwithstanding any other provision of this Indenture or of the Securities, other than a provision in Securities of any series, or in the Board Resolution, any indenture supplemental hereto or Officer’s Certificate that establishes the terms of such Securities, that specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, Repayment Date, or at the Stated Maturity, and such extension of time shall in such case be (1) excluded in the computation of interest, if any, accruing on such Security at a fixed rate and (2) included in the computation of interest, if any, accruing on such Security at a floating rate; provided, however, that if such extension would cause payment of interest at a floating rate to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

Section 1.14.                          Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders of one or more series.  The Paying Agent or Security Registrar may make reasonable rules and set reasonable requirements for its functions.

Section 1.15.                          No Recourse Against Others.  No past, present or future director, officer, stockholder or employee, as such, of the Company or any of its Affiliates or any successor corporation shall have any liability for any obligation, covenant or agreement of the Company under this Indenture or any indenture supplemental hereto, or in the Securities or any coupon appertaining thereto, or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the execution and delivery of this Indenture and the issue of the Securities.

ARTICLE TWO

SECURITY FORMS

Section 2.01.                          Forms Generally.  (a) The Securities of each series, the Guarantees and related coupons, if any, shall be in substantially such form as shall be established by or pursuant to a Board Resolution, and set forth in an Officer’s Certificate pursuant to a Board Resolution of the Company or, in the case of the Guarantees, any Guarantors, or established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform with general usage, all as may, consistently herewith, be determined by the officers of the Company or the Guarantors executing such Securities, as evidenced by their execution of the Securities.  When the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

(b)                                 The definitive Securities, including the Guarantees, if any, shall be produced in such manner or combination of manners, all as determined by the officers of the Company or the Guarantors, as the case may be, executing such Securities or Guarantees, as evidenced by their execution of such Securities or Guarantees.

Section 2.02.                          Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein, referred to in the within-mentioned Indenture.

[ ]
as Trustee

By
Authorized Officer

ARTICLE THREE

THE SECURITIES

Section 3.01.                          Amount Unlimited; Issuable in Series.  (a)  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

(b)                                 The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable:

(1)                                 the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)                                 the aggregate principal amount of the Securities and any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.06 or 12.04 and except for any Securities that, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3)                                 the date or dates on which the principal and premium, if any, of the Securities of such series, or any Tranche thereof, is payable or any formula or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

(4)                                 the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formula or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any

Interest Payment Date; the right of the Company, if any, to extend the interest payment periods and the duration of any such extension as contemplated by Section 3.12; and the basis of computation of interest, if other than as provided in Section 3.10;

(5)                                 the place or places where the principal of and premium, if any, and interest, if any, on Securities of the series, or any Tranche thereof, shall be payable, any Registered Securities of the series, or any Tranche thereof, may be surrendered for registration of transfer, Securities of the series, or any Tranche thereof, may be surrendered for exchange, and where notices and demands to or upon the Company in respect of the Securities of the series, or any Tranche thereof, and this Indenture may be served and notices to Holders pursuant to Section 1.06 will be published; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and if such is the case, that the principal of such Securities shall be payable without presentment or surrender thereof;

(6)                                 if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(7)                                 the obligation, if any, of the Company to redeem or purchase Securities of the series, or any Tranche thereof, pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series, or any Tranche thereof, shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8)                                 the terms, if any, on which the Securities of such series will be subordinate in right and priority of payment to other debt of the Company;

(9)                                 the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Unregistered Securities of the series shall be issuable, if other than denominations of $5,000 and any integral multiple thereof;

(10)                          if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or how this portion will be determined;

(11)                          whether Securities of the series are to be issuable in whole or in part as Registered Securities, Unregistered Securities, or both, whether Securities of the series are to be issuable with or without coupons, whether any Securities of the series are to be issuable in whole or in part in the form of a Global Security or Securities and, such case, the Depositary for such Global Security or Securities;

(12)                          if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the Securities of the series shall be payable and the manner of determining the equivalent of any such amount in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such Securities deemed to be Outstanding at any time;

(13)                          if the principal of or any premium or interest on the Securities of such series is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the manner of determining such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(14)                          the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest, and the manner in which, or the Person to whom, any interest on any Unregistered Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary or permanent Global Security on an interest payment date will be paid;

(15)                          provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(16)                          any addition to or change in the Events of Default, with respect to the Securities of such series, and any addition to or change in the covenants of the Company for the benefit of the Holders of the Securities of such series in addition to those set forth in Article Ten;

(17)                          the terms and conditions, if any, pursuant to which the Securities of such series may be converted into or exchanged for securities or other property of the Company or any other Person;

(18)                          the terms and conditions, if any, pursuant to which the Company’s obligations under this Indenture may be terminated through the deposit of money or Eligible Instruments as provided in Article Four;

(19)                          any exceptions to Section 1.13, or variation in the definition of Business Day, with respect to the Securities of such series;

(20)                          any collateral security, assurance or guaranty for the Securities of such series;

(21)                          the non-applicability of Section 6.08 to the Securities of such series or any exceptions or modifications of Section 6.08 with respect to the Securities of such series;

(22)                          any rights or duties of another Person to assume the obligations of the Company with respect to the Securities of such series (whether as joint obligor, primary obligor, secondary obligor or substitute obligor) and any rights or duties to discharge and release any obligor with respect to the Securities of such series or this Indenture to the extent related to such series;

(23)                          if Securities of the series are guaranteed by any Guarantors and any deletions from, modifications to or additions to Article Thirteen, the Events of Default or covenants with respect to such Guarantors with respect to Securities of the series, whether or not such changes are consistent with Article Thirteen, the Events of Default or covenants set forth herein; and

(24)                          any other terms, conditions and rights of the series (which terms, conditions and rights shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(a)(5)).

(c)                                  All Securities of any one series (other than Securities offered in a Periodic Offering) and the coupons appertaining to any Unregistered Securities of such series shall be substantially identical except in the case of Registered Securities as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officer’s Certificate or in any such indenture supplemental hereto and as reasonably acceptable to the Trustee.  Securities of different series may differ in any respect.  Not all Securities of any one series need be issued at the same time and unless otherwise provided, a series may be reopened without the consent of the Holders for issuances of additional Securities of such series.

(d)                                 If the terms and form or forms of any series of Securities are established by or pursuant to a Board Resolution, the Company shall deliver a copy of such Board Resolution to the Trustee at or prior to the issuance of such series with (1) the form or forms of Security that have been approved attached thereto, or (2) if such Board Resolution authorizes a specific officer or officers to approve the terms and form or forms of the Securities, a certificate of such officer or officers approving the terms and form or forms of Security with such form or forms of Securities attached thereto.  Such Board Resolution or certificate may provide general terms or parameters for Securities of any series and may provide that the specific terms of particular Securities of a series may be determined in accordance with or pursuant to the Company Order referred to in Section 3.03.

(e)                                  With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution that establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by Section 3.03(c).

(f)                                   Unless otherwise specified with respect to a series of Securities pursuant to paragraph (2) of Section 3.01(b), such series of Securities may be issued in one or more Tranches with various principal amounts without the consent of any Holders and additional Tranches of such series may be authenticated and delivered pursuant to Section 3.03.

Section 3.02.                          Denominations.  The Securities of each series shall be issuable in registered or unregistered form with or without coupons in such denominations as shall be specified as contemplated by Section 3.01(b).  In the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof and the Unregistered Securities of such series shall be issuable in denominations of $5,000 and any integral multiple thereof.

Section 3.03.                          Execution, Authentication, Delivery and Dating.  (a)  The Securities shall be signed on behalf of the Company by its chairman of its Board of Directors, its Chief Executive Officer, its President, any Vice President, its Treasurer, or any Assistant Treasurer, under its corporate seal and attested by its Secretary or any Assistant Secretary.  The signature of any of these officers on the Securities may be manual or facsimile. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee. The coupons, if any, of Unregistered Securities shall bear the manual or facsimile signature of any one of the officers referred to in the first sentence of this Section 3.03(a).

(b)                                 Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c)                                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series (or any Tranche thereof) executed by the Company and (if Securities of such series were specified as contemplated by Section 3.01 to be guaranteed by any Guarantor) having endorsed thereon Guarantees duly executed by any Guarantor, as applicable, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities (or such Tranche), and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities (or such Tranche); provided, however, that with respect to Securities of a series subject to a Periodic Offering, (i) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (ii) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, all pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (iii) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures and (iv) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

(d)                                 In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(i)                                     that such form of Securities and any such Guarantees to be endorsed thereon have been established in conformity with the provisions of this Indenture;

(ii)                                  that the terms of such Securities have been established in conformity with the provisions of this Indenture;

(iii)                               that such Securities, together with any Guarantees endorsed thereon when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and each of the Guarantors, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity;

(iv)                              that all laws and requirements in respect of the execution and delivery by the Company, the Guarantors, as applicable, of such Securities, Guarantees, and of the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture; and

(v)                                 that the Guarantors have the corporate power to issue such Guarantees, and have taken all necessary corporate action with respect to such issuance;

(vi)                              that the issuance of such Securities and Guarantees will not contravene the articles of incorporation or by-laws of the Company or Guarantors, as applicable, or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company or the Guarantors, as applicable, are bound.

(e)                                  Notwithstanding the provisions of Section 3.01 and of the preceding paragraphs of Sections 3.03(c) and 3.03(d) in connection with a Periodic Offering, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver an Officer’s Certificate or execute a supplemental indenture otherwise required pursuant to Section 3.01(b) or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraphs at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

(f)                                   If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

(g)                                  Each Registered Security shall be dated the date of its authentication and each Unregistered Security shall be dated the date of its original issuance.

(h)                                 No Security and no Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature and no coupon shall be valid until the Security to which it appertains has been so authenticated, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  The delivery of any Security by the Trustee after the authentication thereof shall constitute due delivery of any Guarantee endorsed thereon on behalf of the Guarantors, as applicable.

(i)                                     Notwithstanding the foregoing, until the Company has delivered an Officer’s Certificate to the Trustee and the Security Registrar stating that, as a result of the action described, the Company would not suffer adverse consequences under the provisions of United States law or regulations in effect at the time of the delivery of Unregistered Securities, the Trustee or the Security Registrar will (i) deliver Unregistered Securities only outside the United States and its possessions and (ii) release Unregistered Securities in definitive form to the person entitled to physical delivery thereof only upon presentation of a certificate in the form prescribed by the Company.

Section 3.04.                          Temporary Securities.  (a)  Until definitive Securities of any series (including Global Securities) are ready for delivery, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver one or more temporary Securities that are produced in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and, if applicable, having endorsed thereon Guarantees duly executed by the Guarantors, as applicable, substantially of the tenor of the definitive Guarantees, in registered form or, if authorized, in bearer form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or Guarantees may determine, as evidenced by their execution of such Securities or Guarantees, as the case may be. Temporary Unregistered Securities of a series may have coupons attached or may be in the form of one or more temporary Global Securities that are Unregistered Securities of that series without coupons. Every temporary Security shall be executed by the Company and authenticated by the Trustee (and Registered Securities shall be registered by the Security Registrar) upon the same conditions, and with like effect, as a definitive Security.

(b)                                 If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations having, if applicable, endorsed thereon Guarantees duly executed by the Guarantors, as applicable.  Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)                                  Every temporary Unregistered Security shall be substantially in the form approved by or pursuant to a Board Resolution and shall be delivered to one of the Paying Agents located outside the United States and its possessions or to such other person or persons as the Company shall direct against such certification as the Company may from time to time prescribe by or pursuant to a Board Resolution.

Section 3.05.                          Registration, Registration of Transfer and Exchange.  (a)  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(b)                                 Except in the case of Securities issued in the form of a Global Security, upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and, if applicable, having endorsed thereon Guarantees duly executed by the Guarantors.

(c)                                  If both Registered and Unregistered Securities are authorized for a series of Securities and the terms of such Securities permit, (i) Unregistered Securities may be exchanged for an equal principal amount of Registered or Unregistered Securities of the same series and date of maturity in any authorized denominations upon delivery to the Security Registrar (or a Paying Agent (as herein defined), if the exchange is for Unregistered Securities) of the Unregistered Security with all unmatured coupons and all matured coupons in default appertaining thereto and if all other requirements of the Security Registrar (or such Paying Agent) and such Securities for such exchange are met, and (ii) Registered Securities, other than Securities issued in the form of a Global Security (except as provided in Section 3.11), may be exchanged for an equal principal amount of Unregistered Securities of the same series and date of maturity in any authorized denominations (except that any coupons appertaining to such Unregistered Securities which have matured and have been paid shall be detached) upon delivery to the Security Registrar of the Registered Securities and if all other requirements of the Security Registrar and such Securities for such exchange are met.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive having, if applicable, endorsed thereon Guarantees duly executed by the Guarantors, as applicable.

(d)                                 Notwithstanding the foregoing, the exchange of Unregistered Securities for Registered Securities or Registered Securities for Unregistered Securities will be subject to the satisfaction of the provisions of United States law and regulations in effect at the time of such exchange, and no exchange of Registered Securities for Unregistered Securities will be made until the Company has notified the Trustee in an Officer’s Certificate and the Security Registrar that, as a result of such exchange, the Company would not suffer adverse consequences under such law or regulations.

(e)                                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(f)                                   Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(g)                                  Unless otherwise provided in a Board Resolution or an Officer’s Certificate pursuant to a Board Resolution, or in an indenture supplemental hereto, with respect to Securities of any series, no service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.06 or 12.04 not involving any transfer.

(h)                                 The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(i)                                     Unregistered Securities or any coupons appertaining thereto shall be transferable by delivery thereof.

Section 3.06.                          Mutilated, Destroyed, Lost and Stolen Securities.  (a)  If any mutilated Security or a Security with a mutilated coupon or coupons appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a replacement Registered Security, if such surrendered security was a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the surrendered Security, if such surrendered Security was an Unregistered Security, of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding and having, if applicable, endorsed thereon Guarantees duly executed by the Guarantors, as applicable.

(b)                                 If there has been delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or any coupon or coupons appertaining thereto, and (ii) such bond, security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security or any coupon or coupons appertaining thereto has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, a replacement Registered Security, if such Holder’s claim pertains to a Registered Security, or a replacement Unregistered Security with coupons corresponding to the coupons appertaining to the destroyed, lost or stolen Unregistered Security or the Unregistered Security to which such destroyed, lost or stolen coupon or coupons appertains, if such Holder’s claim pertains to an Unregistered Security, of the same series (and Tranche, if applicable) and of like tenor and principal amount and bearing a number not contemporaneously outstanding and having, if applicable, endorsed thereon Guarantees duly executed by the Guarantors, as applicable, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

(c)                                  In case any such mutilated, destroyed, lost or stolen Security or any coupon or coupons appertaining thereto has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or any coupon or coupons appertaining thereto.

(d)                                 Upon the issuance of any new Security under this Section or any coupon or coupons appertaining thereto, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e)                                  Every new Security or any coupon or coupons appertaining thereto of any series with any Guarantees endorsed thereon duly executed by the Guarantors, as applicable issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or any coupon or coupons appertaining thereto shall constitute an original additional contractual obligation of the Company and if applicable, the Guarantors, as applicable, whether or not the destroyed, lost or stolen Security or any coupon or coupons appertaining thereto is at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities or any coupon or coupons appertaining thereto of that series, any Guarantees endorsed thereon, duly issued hereunder.

(f)                                   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or any coupon or coupons appertaining thereto.

Section 3.07.                          Payment of Interest; Interest Rights Preserved.  (a)  Unless otherwise provided as contemplated by Section 3.01(b) with respect to the Securities of any series, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, that interest payable at Maturity will be paid to the Person to whom principal is payable.  In case an Unregistered Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency of the Company in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Unregistered Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Unregistered Security, but will be payable only to the Holder of such coupon when due in accordance with provisions of this Indenture.

(b)                                 Any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given pursuant to Section 1.06, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).  In case an Unregistered Security of any series is surrendered at the office or agency of the Company in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Unregistered Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Unregistered Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(ii)                                  The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Subject to the foregoing provisions of this Section, each Registered Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Registered Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Registered Security.

(d)                                 Subject to the limitations set forth in Section 10.02, the Holder of any coupon appertaining to an Unregistered Security shall be entitled to receive the interest payable on such coupon upon presentation and surrender of such coupon on or after the Interest Payment Date of such coupon at an office or agency maintained for such purpose pursuant to Section 10.02.

Section 3.08.                          Persons Deemed Owners.  Prior to due presentment of a Registered Security for registration of transfer, the Company, any Guarantor (if the Guarantee is endorsed on such Registered Security), the Trustee and any agent of the Company, any Guarantor (if the Guarantee is endorsed on such Registered Security) or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and any premium) and (subject to Section 3.05 and Section 3.07) any interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and none of the Company, any Guarantor (if the Guarantee is endorsed on such Registered Security) or the Trustee nor any agent of the Company, any Guarantor (if the Guarantee is endorsed on such Registered Security) or the Trustee shall be affected by notice to the contrary.

Ownership of Registered Securities of a series shall be proved by the computerized book-entry system of the Depositary in the case of Registered Securities issued in the form of a Global Security.  Ownership of

Unregistered Securities may be proved by the production of such Unregistered Securities or by a certificate or affidavit executed by the person holding such Unregistered Securities or by a depository with whom such Unregistered Securities were deposited, if the certificate or affidavit is satisfactory to the Trustee and the Company.  The Company, any Guarantor (if the Guarantee is endorsed on such Registered Security), the Trustee and any agent of the Company, any Guarantor (if the Guarantee is endorsed on such Registered Security), may treat the bearer of any Unregistered Security or coupon and the person in whose name a Registered Security is registered as the absolute owner thereof for all purposes.

None of the Company, any Guarantor, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.09.                          Cancellation.  Except as otherwise specified as contemplated by Section 3.01(b) for Securities of any series, all Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not theretofore cancelled, shall be promptly cancelled by it.  Except as otherwise specified as contemplated by Section 3.01(b) for Securities of any series, the Company or the Guarantors may at any time deliver to the Trustee for cancellation any Securities or coupons previously authenticated and delivered hereunder that the Company or such Guarantors, as the case may be, may have acquired in any manner whatsoever or that the Company has not issued and sold, and all Securities or coupons so delivered shall be promptly cancelled by the Trustee.  No Securities or coupons shall be authenticated in lieu of or in exchange for any Securities or coupons cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities or coupons held by the Trustee shall be destroyed and the Trustee shall furnish an affidavit to the Company (setting forth the serial numbers of such Securities) attesting to such destruction unless by a Company Order the Company shall direct that the cancelled Securities or coupons be returned to it.

Section 3.10.                          Computation of Interest.  Except as otherwise specified as contemplated by Section 3.01(b) for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.                          Global Securities; Exchanges; Registration and Registration of Transfer.  If specified as contemplated by Section 3.01(b) for Securities of any series, the Securities of such series may be issued in the form of one or more Global Securities, which shall be deposited with the Depositary, and, unless otherwise specified in the form of Global Security adopted pursuant to Section 3.01, be registered in the name of the Depository’s nominee.

Except as otherwise specified as contemplated by Section 3.01(b) for Securities of any series, any permanent Global Security shall be exchangeable only as provided in this paragraph.  If the beneficial owners of interests in a permanent Global Security are entitled to exchange such interests for Securities of such series of like tenor and principal amount of another authorized form, as specified as contemplated by Section 3.01(b), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent Global Security, executed by the Company.  On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered from time to time in accordance with instructions given to the Trustee and the Depositary (which instructions shall be in writing but need not comply with Section 1.02 or be accompanied by an Opinion of Counsel) by the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent Global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent Global Security to be exchanged which, unless the Securities of the series are not issuable both as Unregistered Securities and as Registered Securities, as specified as contemplated by Section 3.01(b), shall be in the form of Unregistered Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during the periods specified by Section 3.05; and provided, further, that no Unregistered Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States unless the Company has complied with Section 3.05(d).  Promptly following any such exchange in part, such permanent Global Security shall be returned by the Trustee, to the Depositary or such other depositary referred to above, in accordance with the instructions of the Company referred to above.

The Global Security may be transferred to another nominee of the Depositary, or to a successor Depositary selected by the Company, and upon surrender for registration of transfer of the Global Security to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, a new Global Security in the same aggregate principal amount.  If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary and a successor Depositary satisfactory to the Company is not appointed within 90 days after the Company receives such notice, the Company will execute, and the Trustee will authenticate and deliver, Securities in definitive form to the Depositary in exchange for the Global Security.  In addition, if at any time the Company determines that it is not in the best interest of the Company or the beneficial owners of Securities to continue to have a Global Security representing all of the Securities held by a Depositary, the Company may, at its option, execute, and the Trustee will authenticate and deliver, Securities in definitive form to the Depositary in exchange for all or a portion of the Global Security. Promptly after any such exchange of Securities in definitive form for all or a portion of the Global Security pursuant to this paragraph, the Company shall promulgate regulations governing registration of transfers and exchanges of Securities in definitive form, which regulations shall be reasonably satisfactory to the Trustee and shall thereafter bind every Holder of such Securities.

Any Global Security issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.”

In addition, so long as the Depository Trust Company (“DTC”) is the Depositary, each Global Note registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

“UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 3.12.                          Extension of Interest Payment.  The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Securities of any series hereunder, to extend interest payment periods on all Securities of one or more series, if so specified as contemplated by Section 3.01(b) with respect to such Securities and upon such terms as may be specified as contemplated by Section 3.01(b) with respect to such Securities.  If the Company ever so extends any such interest payment period, the Company shall promptly notify the Trustee.

ARTICLE FOUR

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 4.01.                          Satisfaction and Discharge of Indenture.  (a)  This Indenture shall upon Company Request cease to be of further effect with respect to the Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute instruments in form and substance satisfactory to the Trustee and the Company acknowledging termination of the Company’s obligations under the Securities of such series and this Indenture, when

(1)                                 either

(A)                               all Securities of such series previously authenticated and delivered (other than (i) Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series that are deemed paid and discharged pursuant to Section 4.02) have been delivered to the Trustee for cancellation; or

(B)                               all such Securities of such series not previously delivered to the Trustee for cancellation

(i)                                     have become due and payable (whether at Stated Maturity, early redemption or otherwise), or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii) or (iii) above has irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the Holders of the Securities of such series an amount in cash in the currency or composite currency in which the Securities of such series are denominated, Eligible Obligations or any combination thereof, together (if necessary in the case of a series of Securities not bearing interest at a fixed rate) with any Hedging Obligation, so that such funds in each case are sufficient to pay principal of, and any premium and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, on all Outstanding Securities of such series;

(2)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                 the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.05 and Section 10.03(e) shall survive.

(c)                                  Upon satisfaction and discharge of this Indenture as provided in this Section 4.01, the Trustee shall assign, transfer and turn over to the Company, subject to the claim provided by Section 6.07, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities.

The Company may elect, at its option at any time, to have Section 4.02 or Section 4.03 applied to the Outstanding Securities of any series in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.01(b) for such Securities.

Section 4.02.                          Defeasance and Discharge of Indenture.  Upon the Company’s exercise of its option (if any) to have this Section applied to all the Outstanding Securities of any series or Tranche, or any portion of the principal amount thereof, and subject to the conditions set forth in Section 4.04 being satisfied, the Company shall be deemed to have paid and discharged the entire indebtedness on such Outstanding Securities of such series or Tranche on the 91st day after the date of the deposit referred to in subparagraph (i) of Section 4.04, and the provisions of this Indenture, as it relates to such Outstanding Securities of such series or Tranche, shall be satisfied and discharged and shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except as to:

(a)                                 the rights of Holders of Securities of such series to receive, solely from the trust funds described in Section 4.05, (x) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest, if any, on the Outstanding Securities of such series, or portions thereof, on the Stated Maturity of such principal or installment of principal or interest to and including the Redemption Date designated by the Company pursuant to subparagraph (x) of Section 4.04 and (y) the benefit of any mandatory sinking fund payments applicable to the Securities of such series or Tranche on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series or Tranche;

(b)                                 the obligations of the Company and the Trustee with respect to such Securities of such series or Tranche under Sections 3.04, 3.05, 3.06, 6.14, 10.02 and 10.03 and, if the Company shall have designated a Redemption Date pursuant to subparagraph (x) of Section 4.04, Sections 11.04 and 11.06; and

(c)                                  the Company’s obligations with respect to the Trustee under Section 6.07.

Section 4.03.                          Defeasance of Certain Obligations.  The Company may omit to comply with its obligations under the covenants contained in Sections 8.01, 10.05 and 10.06 with respect to any Security or Securities of any series (and in respect of any term, provision or condition set forth in the covenants or restrictions specified for such Securities pursuant to Section 3.01(b), in any supplemental indenture, Board Resolution or Officer’s Certificate establishing such Security), and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 5.01(3), provided that the conditions set forth in Section 4.04 have been satisfied.

Section 4.04.                          Conditions to Defeasance.  The following conditions shall be the conditions to the application of Section 4.02 and Section 4.03 to any Outstanding Securities:

(i)                                     the Company has deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (x) cash in Dollars (or such other currency or composite currency in which such Securities are denominated) in an amount sufficient, or (y) Eligible Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide on or before the due date of any payment referred to in clause (1) or (2) of this subparagraph (i) money in an amount sufficient or (z) a combination of such cash and Eligible Obligations, together (if necessary in the case of a series of Securities not bearing interest at a fixed rate) with any Hedging Obligation so that such funds are sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (1) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, on such Securities on the Stated Maturity of such principal or installment of principal or interest or to and including the Redemption Date designated by the Company in accordance with Section 4.04(x) and (2) any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of such series;

(ii)                                  in the event of an election to have Section 4.02 apply, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) there has been a change in law or regulation occurring after the date hereof, to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

(iii)                               in the event of an election to have Section 4.03 apply, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred;

(iv)                              such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound;

(v)                                 no Event of Default or event that with notice or lapse of time would become an Event of Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit or during the period ending on the 91st day after such date;

(vi)                              the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with; and

(vii)                           if the Company has deposited or caused to be deposited money or Eligible Obligations to pay or discharge the principal of (and premium, if any) and interest on the Outstanding Securities of a series to and including a Redemption Date pursuant to clause (i) of this Section 4.04, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or Eligible Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 11.04.

Section 4.05.                          Application of Trust Money.  (a)  Neither the Eligible Obligations nor the funds deposited with the Trustee pursuant to Sections 4.01, 4.02 or 4.03, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 6.06; provided, however, that, so long as no Event of Default has occurred and is continuing, any cash received from such principal or interest payments on such Eligible Obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable, be invested in Eligible Obligations of the type described in Section 4.01 maturing at such times and in such amounts as shall be sufficient to pay when due the principal of and any premium and interest due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received by the Trustee, free and clear of any trust, lien or pledge under this Indenture except the claim provided by Section 6.07; and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held by the Trustee in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture except the claim provided by Section 6.07.

(b)                                 The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Eligible Obligations deposited pursuant to Section 4.01, 4.02 or 4.03 or the principal and any premium and interest received in respect of such obligations other than any payable by or on behalf of Holders.

(c)                                  The Trustee shall deliver or pay to the Company from time to time upon Company Request any Eligible Obligations or money held by it as provided in Section 4.01, 4.02 or 4.03 that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such Eligible Obligations or money was deposited or received.  This provision shall not authorize the sale by the Trustee of any Eligible Obligations held under this Indenture.

Section 4.06.                          Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 4.02 or Section 4.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 4.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FIVE

REMEDIES

Section 5.01.                          Events of Default.  “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events, unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the applicable Board Resolution or supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01:

(1)                                 default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 3.12 shall not constitute a failure to pay interest for this purpose; or

(2)                                 default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three Business Days; or

(3)                                 default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 75 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)                                 the Guarantee, if any, applicable to the Securities of that series ceases to be in full force and effect or the Guarantor denies that it has any further liability under its Guarantee to the Holders of Securities of that series, or has given notice to such effect (other than by reason of the release of any such Guarantee in accordance with this Indenture), and such condition shall have continued for period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series; or

(5)                                 the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)                                 the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(7)                                 any other Event of Default provided with respect to Securities of such series pursuant to Section 3.01(b).

Section 5.02.                          Acceleration of Maturity; Rescission and Annulment.  If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series, by a notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) to be due and payable immediately and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 5.01(4) or (5) occurs, the principal of all the Securities then Outstanding (or if any such Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) shall automatically become and be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holders of the Securities.

At any time after such a declaration of acceleration with respect to Securities of one or more series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(1)                                 the Company has paid or deposited irrevocably with the Trustee a sum sufficient to pay

(i)                                     all overdue interest on all Outstanding Securities of any such series,

(A)                               the principal of (and premium, if any, on) any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(B)                               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates borne by such Securities, unless another rate is provided in such Securities, and

(C)                               all amounts due to the Trustee under Section 6.07; and

(2)                                 all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 5.03.                          Collection of Indebtedness and Suits for Enforcement by Trustee.  If an Event of Default described in clause (1) or (2) of Section 5.01 has occurred and is continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Securities of the series with respect to which such Event of Default has occurred, the whole amount then due and payable on such Securities for principal and any premium or interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates borne by such Securities, unless another rate is provided in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.07.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.                          Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any Guarantor (if any related Guarantees are issued) or any other obligor upon the Securities or the property of the Company or any Guarantor (if any related Guarantees are issued) or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                                     to file and prove a claim for the whole amount of principal and premium or interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 6.07) and of the Holders allowed in such judicial proceeding, and

(ii)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05.                          Trustee May Enforce Claims Without Possession of Securities or Coupons.  All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the amounts due to the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 5.06.                          Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal and any premium and interest, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.07;

SECOND:  To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD:  The balance, if any, to the Company.

The Trustee may fix a record date (with respect to Registered Securities) and payment date for any such payment to Holders of Securities.

Section 5.07.                          Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)                                 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2), (3) or (6) of Section 5.01, or, in the case of any Event of Default described in clause (4) or (5) of Section 5.01, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                 such Holder or Holders have offered to the Trustee security or indemnity against the reasonable costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (1), (2), (3) or (6) of Section 5.01, or in the case of any Event of Default described in clause (4) or (5) of Section 5.01 by the Holders of a majority in aggregate principal amount of all Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders of Securities of the same series, in the case of any Event of Default described in clause (1), (2), (3) or (6) of Section 5.01, or of Holders of all Securities in the case of any Event of Default described in clause (4) or (5) of Section 5.01, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08.                          Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium and (subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date, or, in the case of repayment at the option of the Holder, on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.                          Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 5.10.                          Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.                          Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.                          Control by Holders.  If an Event of Default shall have occurred and be continuing in respect of a series of Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series or Tranche; provided, however, that if an Event of Default has occurred and is continuing with respect to more than one series of Securities of equal ranking, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series of equal ranking, considered as one class, shall have the right to make such direction, and not the Holders of the Securities of any one of such series of equal ranking; provided, further that

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.                          Waiver of Past Defaults.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences; provided that if any such past default has occurred with respect to more than one series of Securities of equal ranking, the Holders of a majority in aggregate principal amount of the Outstanding Securities of all such series of equal ranking, considered as one class, may make such waiver, and not the Holders of the Securities of any one of such series of equal ranking, in each case, except a default

(1)                                 in the payment of the principal of or premium or interest on any Security of such series, or

(2)                                 in respect of a covenant or provision hereof that under Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.                          Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, or, in the case of repayment at the option of the Holder, on or after the Repayment Date).

Section 5.15.                          Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 6.01.                          Certain Duties and Responsibilities.  (a)  Except during the continuance of an Event of Default with respect to Securities of any series,

(1)                                 the Trustee undertakes to perform, with respect to Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)                                 If an Event of Default with respect to Securities of any series has occurred and is continuing, the Trustee shall exercise, with respect to Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)                                 this subsection shall not be construed to limit the effect of sub-section (a) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any one or more series, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.                          Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.04(3) (and, if Unregistered Securities of that series are outstanding, shall cause to be published at least once in an Authorized Newspaper in The City of New York and, if Securities of

that series are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located) notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 75 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03.                          Certain Rights of Trustee.  Subject to the provisions of Section 6.01 and to the applicable provisions of the Trust Indenture Act:

(a)                                 the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors of the Company or any Guarantor may be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and such Officer’s Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(d)                                 the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit or, if any Guarantees are issued, the Guarantor, personally or by agent or attorney; and

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 6.04.                          Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, including any Guarantees endorsed thereon, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, the Guarantors, as the case may be, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series or any coupons.  The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of

Securities or the proceeds thereof.  The Trustee shall not be responsible for and makes no representations as to the Company’s ability or authority to issue the Unregistered Securities or the lawfulness thereof.

Section 6.05.                          May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or any Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company and any Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.                          Money Held in Trust.  Money held by the Trustee or by any Paying Agent (other than the Company if the Company shall act as Paying Agent) in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be liable for interest on any money received by it hereunder except as expressly provided herein or otherwise agreed with the Company.

Section 6.07.                          Compensation and Reimbursement.  The Company agrees

(1)                                 to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(3)                                 to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities and any coupons upon all property and funds held or collected by the Trustee as such, except property and funds held in trust for the payment of principal of and any premium and interest on particular Securities or any coupons.

Section 6.08.                          Disqualification; Conflicting Interests.  If the Trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act with respect to the Securities of any series, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture.  For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the equally ranked and unsecured Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the equally ranked and unsecured Securities of any other series under this Indenture.

Section 6.09.                          Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and qualified and eligible under this Article, provided that, neither the Company nor any Affiliate of the Company or any obligor on the Securities may serve as Trustee of any Securities.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.                          Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)                                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.11 has not been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  The Company may at any time by a Board Resolution remove the Trustee with respect to the Securities of any or all series.

(d)                                 The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(e)                                  If at any time:

(1)                                 the Trustee fails to comply with Section 6.08 with respect to the Securities of any series, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or

(2)                                 the Trustee ceases to be eligible under Section 6.09 and fails to resign after written request therefor by the Company or by any such Holder, or

(3)                                 the Trustee becomes incapable of acting or becomes adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(f)                                   If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series is appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series has been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(g)                                  The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.04(3) and, if any Unregistered Securities are outstanding, by publishing notice of such event once in an Authorized Newspaper in The City of New York and, if any Unregistered Securities are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(h)                                 All provisions of this Section except subparagraph (d) shall apply also to any Paying Agent located outside the United States and its possessions.

Section 6.11.                          Acceptance of Appointment by Successor.  (a)  In case of the appointment hereunder of a successor Trustee with respect to the Securities of all series, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantors, if applicable, and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, any Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company and the Guarantors, as applicable, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Company and any Guarantors, as applicable, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.                          Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.  In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 6.13.                          Preferential Collection of Claims Against Company.  The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated therein.

Section 6.14.                          Appointment of Authenticating Agent.  (a)  At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents (which may include any Person that owns, directly or indirectly, all of the capital stock of the Trustee or a corporation that is a wholly-owned subsidiary of the Trustee or of such other Person) with respect to one or more series of Securities, or any Tranche thereof, that shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. If any Unregistered Securities are outstanding, the Trustee shall publish notice of such event once in an Authorized Newspaper in The City of New York and, if any Unregistered Securities are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority in the United States.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b)                                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)                                  An Authenticating Agent may resign with respect to one or more series of Securities at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent with respect to one or more series of Securities by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that is acceptable to the Company and shall provide notice of such appointment to all Holders of Securities of the series or Tranche with respect to which such Authenticating Agent will serve, as provided in paragraph (a) of this Section.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.  An Authenticating Agent appointed pursuant to this Section shall be entitled to rely on Sections 1.11, 3.08, 6.04 and 6.05 hereunder.

(d)                                 The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

(e)                                  If an appointment with respect to the Securities of one or more series, or any Tranche thereof, is made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated pursuant to and issued under the within-mentioned Indenture.

[ ]
As Trustee

By
As Authenticating Agent on behalf of the Trustee

By
Authorized Officer of Authenticating Agent

Dated:

(f)                                   If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent (which, if so requested by the Company, may be an Affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.                          Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(a)                                 semi-annually, not later than the 15th day after each Regular Record Date for each series of Registered Securities at the time Outstanding or on June 30 and December 31 of each year with respect to each series of Securities for which there are no Regular Record Dates, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders of Registered Securities of such series, including Holders of interests in Global Securities, as of such preceding Regular Record Date or on June 15 or December 15, as the case may be, or, in the case of a series of non-interest bearing Securities, on a date to be determined as contemplated pursuant to Section 3.01(b), and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar for Registered Securities other than Global Securities.

Section 7.02.                          Preservation of Information; Communications to Holders.  (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Registered Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Registered Securities received by the Trustee in its capacity as Security Registrar or Paying Agent.  The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)                                 If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication that such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(1)                                 afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

(2)                                 inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee elects not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee by the applicants of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law.  Such written statement shall specify the basis of such opinion.  If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, enters an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission finds, after notice and opportunity for hearing, that all the objections so sustained have been met and enters an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender by such applicants; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)                                  Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company, the Guarantors, as applicable, and the Trustee that none of the Company, the Guarantors, as applicable, or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03.                          Reports by Trustee.  (a)  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)                                 Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 1 in each calendar year, commencing with the first July 1 after the first issuance of Securities pursuant to this Indenture.

(c)                                  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any Securities are listed on any securities exchange.

Section 7.04.                          Reports by Company.  The Company shall:

(1)                                 file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the U.S. Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)                                 file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)                                 transmit by mail to all Holders of Registered Securities, as their names and addresses appear in the Security Register, to such Holders of Unregistered Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose and to each Holder whose name and address is then preserved on the Trustee’s list pursuant to the first sentence of Section 7.02(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01.                          Company May Consolidate, Etc. Only on Certain Terms.  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any Person (other than to one or more of the Company’s wholly-owned subsidiaries), unless:

(1)                                 either (x) the Company shall be the continuing corporation or the successor corporation or (y) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Outstanding Securities and the performance of every covenant and obligation of this Indenture on the part of the Company to be performed or observed;

(2)                                 immediately after giving effect to such transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)                                 if the Company is not the continuing or successor corporation, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been met.

Section 8.02.                          Successor Substituted for the Company.  Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter, in the case of a conveyance, transfer or lease of properties and assets of the Company substantially as an entirety, such conveyance, transfer or lease shall have the effect of releasing the Person named as the “Company” in the first paragraph of this instrument or any successor Person that shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01.                          Supplemental Indentures Without Consent of Holders.  (a)  Without the consent of any Holders, the Company, any Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)                                 to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

(3)                                 to add any additional Events of Default with respect to all or any series of Securities Outstanding hereunder; or

(4)                                 to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

(5)                                 to change or eliminate any of the provisions of this Indenture, or to add any new provision to this Indenture, in respect of one or more series of Securities; provided, however, that any such change, elimination or addition (A) shall neither (i) apply to any Security Outstanding on the date of such indenture supplemental hereto nor (ii) modify the rights of the Holder of any such Security Outstanding with respect to such provision in effect prior to the date of such indenture supplemental hereto or (B) shall become effective only when no Security of such series remains Outstanding; or

(6)                                 to add guarantees or collateral security with respect to the Securities of any series; or

(7)                                 to establish for the issuance of and establish the form or terms and conditions of Securities of any series or Tranche thereof as permitted by Section 3.01(b), including the form or terms of any Guarantor’s Guarantee of such Securities and to establish the form of any certificates required to be furnished pursuant to the terms of this Indenture or any series of Securities; or

(8)                                 to provide for uncertificated Securities in addition to or in place of all, or any series or Tranche of, certificated Securities; or

(9)                                 to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee or co-trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(10)                          to change any place or places where (a) the principal of or premium, if any, or interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (b) all or any series of Securities, or any Tranche thereof, may be surrendered for registration or transfer, (c) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (d) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served;

(11)                          to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities, or any Tranche thereof, pursuant to Article Four, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or Tranche or any other series of Securities in any material respect;

(12)                          (i) to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or (ii) to conform the terms of any series of Securities, or Tranche thereof, to the description thereof in the prospectus and prospectus supplement (or similar offering document) offering such series of Securities, or Tranche thereof;

(13)                          To add any guarantors with respect to the Securities of any series; or

(14)                          to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of any Securities of any series or Tranche Outstanding on the date of such indenture supplemental hereto in any material respect.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter becomes amended and

(x)                                 if any such amendment requires one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or by operation of law is deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect or evidence such changes or additional provisions;

(y)                                 if any such amendment permits one or more changes to, or the elimination of, any provisions hereof that, at the date hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein (or if it is no longer required by the Trust Indenture Act for the Indenture to contain one or more provisions), this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(z)                                  if, by reason of any such amendment, it shall be no longer necessary for this Indenture to contain one or more provisions that, at the date of the execution and delivery hereof, are required by the Trust Indenture Act to be contained herein, the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to effect the elimination of such provisions.

Section 9.02.                          Supplemental Indentures With Consent of Holders.  (a)  Except as set forth in paragraph (b) below, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected (voting as one class) by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, and if applicable, any Guarantor when authorized by a resolution of its Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any Guarantee or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that if there are Securities of more than one series of equal ranking Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required.

(b)                                 No such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)                                 change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount or premium, if any, thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change the coin or currency (or other property) in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date, or, in the case of repayment at the option of the Holders, on or after the Repayment Date), or modify any provisions of this Indenture with respect to the conversion or exchange of the Securities into Securities of another series or into any other debt or equity securities in a manner adverse to the Holders, or

(2)                                 reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(3)                                 modify any of the provisions of this Section, Section 5.13 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(9).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.  A waiver by a Holder of such Holder’s rights to consent under this Section shall be deemed to be a consent of such Holder.

Section 9.03.                          Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.                          Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.  Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

Section 9.05.                          Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.                          Reference in Securities to Supplemental Indentures.  Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company so determines, new Securities of any series, or any Tranche thereof, and any appertaining coupons so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company having, if applicable, Guarantees endorsed thereon and executed by the Guarantors, if applicable, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche and any appertaining coupons.

Section 9.07.                          Revocation and Effect of Consents.  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a

Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Holder of each series of Securities affected by such amendment or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.

After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (3) of Section 9.02(b).  In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.08.                          Modification Without Supplemental Indenture.  If the terms of any particular series of Securities have been established in a Board Resolution or an Officer’s Certificate as contemplated by Section 3.01, and not in an indenture supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture that would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied.  Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Sections 9.04 and 9.06.

ARTICLE TEN

COVENANTS

Section 10.01.                   Payment of Principal, Premium and Interest.  (a)  Subject to the following provisions, the Company will pay to the Trustee the amounts, in such coin or currency as is at the time legal tender for the payment of public or private debt, in the manner, at the times and for the purposes set forth herein and in the text of the Securities for each series, and the Company hereby authorizes and directs the Trustee from funds so paid to it to make or cause to be made payment of the principal of and any premium and interest on the Securities and coupons of each series as set forth herein and in the text of such Securities and coupons.  Unless otherwise provided in the Securities of a series, the Trustee will arrange directly with any Paying Agents for the payment, or the Trustee will make payment, from funds furnished by the Company, of the principal of and any premium and interest, on the Securities and coupons of each series by check or draft.

(b)                                 Unless otherwise provided in the Securities of a series, interest, if any, on Registered Securities of a series shall be paid by check or draft on each Interest Payment Date for such series to the Holder thereof at the close of business on the Regular Record Date specified in the Securities of such series; provided, however, that interest payable at Maturity will be paid to the Person to whom principal is payable.  The Company may pay such interest by check or draft mailed to such Holder’s address as it appears on the register for Securities of such series.  Unless otherwise provided in the Securities of a series, principal of Registered Securities shall be payable by check or draft and only against presentation and surrender of such Registered Securities at the office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.

(c)                                  Unless otherwise provided in the Securities of a series, (i) interest, if any, on Unregistered Securities shall be paid by check or draft and only against presentation and surrender of the coupons for such interest installments as are evidenced thereby as they mature and (ii) original issue discount (as defined in Section 1273 of the Code), if any, on Unregistered Securities shall be paid by check or draft and only against presentation and surrender of such Securities, in either case at the office of a Paying Agent located outside of the United States and its possessions, unless the Company has otherwise instructed the Trustee in an Officer’s Certificate.  Unless otherwise provided in the Securities of a series, principal of and premium, if any, of Unregistered Securities shall be paid by check or draft and only against presentation and surrender of such Securities as provided in the Securities of a series.  If at the time a payment of principal of and premium, if any, or interest, if any, or original issue discount, if any, on an Unregistered Security or coupon becomes due and the payment of the full amount so payable at the office or offices of all the Paying Agents outside the United States and its possessions is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the payment of such amount in United States currency, then the Company may instruct the Trustee in an Officer’s Certificate to make such payments at the office of a Paying Agent located in the United States.  The Company hereby covenants and agrees that it shall not so instruct the Trustee with respect to payment in the United States if such payment would cause such Unregistered Security to be treated as a “registration-required obligation” under United States law and regulations.

(d)                                 At the election of the Company, any payments by the Company provided for in this Indenture or in any of the Securities may be made by electronic funds transfer.

Section 10.02.                   Maintenance of Office or Agency.  (a)  The Company will maintain in each Place of Payment for any series of Securities, or any Tranche thereof, an office or agency where Registered Securities, or any Tranche thereof, of that series may be surrendered for registration of transfer or exchange and a Place of Payment where (subject to Sections 3.05 and 3.07) Securities may be presented for payment or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  Unless otherwise specified pursuant to Section 3.01(b) with respect to any such series, the Company shall maintain such offices or agencies in connection with each series in the Borough of Manhattan, The City of New York, State of New York.  With respect to any series of Securities issued in whole or in part as Unregistered Securities, the Company shall maintain one or more Paying Agents located outside the United States and its possessions and shall maintain such Paying Agents for a period of one year after the principal of such Unregistered Securities has become due and payable.  During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, the Company will maintain a Paying Agent outside the United States and its possessions to which the Unregistered Securities or coupons appertaining thereto may be presented for payment and will provide the necessary funds therefor to such Paying Agent upon reasonable notice.  The Security Registrar shall keep a register with respect to each series of Securities issued in whole or in part as Registered Securities and to their transfer and exchange.  The Company may appoint one or more co-Security Registrars acceptable to the Trustee and one or more additional Paying Agents for each series of Securities, and the Company may terminate the appointment of any co-Security Registrar or Paying Agent at any time upon written notice.  The term “Security Registrar” includes any co-Security Registrar.  The term “Paying Agent” includes any additional Paying Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  Subject to Section 3.05, if the Company fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such.

The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at any office of the Company in which event the Company shall perform all functions to be performed at such office or agency.

Section 10.03.                   Money for Securities Payments to Be Held in Trust.  (a)  If the Company or any Guarantor at any time acts as its own Paying Agent with respect to any series of Securities, or any Tranche thereof, it will, on or before each due date of the principal of or any premium or interest on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums are paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b)                                 Whenever the Company has one or more Paying Agents for any series of Securities, it will, on or prior to (and if on, then before 11:00 a.m. (New York City time)) each due date of the principal of and any premium or interest on such Securities, deposit with a Paying Agent a sum sufficient (in immediately available funds, if payment is made on the due date) to pay the principal and any premium and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest as provided in the Trust Indenture Act and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c)                                  The Company will cause each Paying Agent for any series of Securities, or any Tranche thereof, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)                                     comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent, and

(ii)                                  during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(d)                                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)                                  Any money deposited with the Trustee or any Paying Agent, or received by the Trustee in respect of Eligible Obligations deposited with the Trustee pursuant to Section 4.01 or 4.04, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Security of any series and remaining unclaimed for two years (or such shorter period for the return of such funds to the Company under applicable abandoned property laws) after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 10.04.                   Statement as to Compliance.  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement, which need not comply with Section 1.02, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating, as to each signer thereof stating whether or not to the knowledge of the signers thereof it is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if it is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.05.                   Corporate Existence.  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.06.                   Waiver of Certain Covenants.  Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in (i) any additional covenants or restrictions specified with respect to the Securities of any series as contemplated by Section 3.01 if before the time for such compliance the Holders of not less than a majority in aggregate principal amount (or such larger proportion as may be required in respect of waiving a past default of any such additional covenant or restriction) of the Outstanding Securities of all series of equal ranking with respect to which such covenant or restriction was so specified, considered as one class, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (ii) Sections 10.02, 10.04, 10.05 and Article Eight if before the time for such compliance the Holders of at least a majority in principal amount of Securities of all series of equal ranking Outstanding under this Indenture by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in the case of clause (i) or (ii) of this Section, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.01.                   Applicability of Article.  Securities of any series that are redeemable before their Stated Maturity (or, if the principal of the Securities of any series is payable in installments, the Stated Maturity of the final installment of the principal thereof) shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01(b) for Securities of any series) in accordance with this Article.

Section 11.02.                   Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate.  In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice is satisfactory to the Trustee in its sole discretion), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.  In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company that is subject to a condition specified in the terms of such Securities the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 11.03.                   Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series are to be redeemed, unless the procedures of the Depositary provide otherwise, the particular Securities to be redeemed shall be selected by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as is provided for any particular series, or, in the absence of any such provision, by such method as the Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that if, as indicated in an Officer’s Certificate, the Company has offered to purchase all or any principal amount of the Securities then Outstanding of any series, and less than all of such Securities as to which such offer was made have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities that have not been so tendered.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed and the method it has chosen for the selection of such Securities.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

Section 11.04.                   Notice of Redemption.  Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, notice of redemption shall be given by electronic transmission or first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

If Unregistered Securities are to be redeemed, notice of redemption shall be published in an Authorized Newspaper in The City of New York and, if such Securities to be redeemed are listed on any securities exchange outside of the United States, in the city in which such securities exchange is located, or in such other city or cities as may be specified in the Securities, once in each of two different calendar weeks, the first publication to be not less than 30 nor more than 90 days before the redemption date.

All notices of redemption shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price, or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time notice is given,

(3)                                 if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, and the portion of the principal amount of any Security to be redeemed in part and, in the case of any such Security of such series to be redeemed in part, that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued as provided in Section 11.06,

(4)                                 that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)                                 the place or places where such Securities and all unmatured coupons are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(6)                                 that the redemption is for a sinking fund, if such is the case,

(7)                                 the CUSIP, “ISIN” or similar number(s), if any, assigned to such Securities; provided however, that such notice may state that no representation is made as to the correctness of CUSIP, “ISIN” or similar number(s), and the redemption of such Securities shall not be affected by any defect in or omission of such number(s), and

(8)                                 such other matters as the Company shall deem desirable or appropriate.

Unless otherwise specified with respect to any Securities in accordance with Section 3.01, with respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities are deemed to have been paid in accordance with Section 4.01, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money has not been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities that had been surrendered for payment upon such redemption.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

Section 11.05.                   Securities Payable on Redemption Date.  (a)  Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company and, if applicable, the Guarantors, as applicable, default in the payment of the Redemption Price and accrued interest, if any) such Securities, or portions thereof, if interest-bearing, shall cease to bear interest.  Upon surrender of any such Security together with all unmatured coupons for redemption in accordance with said notice, such Security or portion thereof, if any, shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date but in the case of Unregistered Securities installments of interest due on or prior to the Redemption Date will be payable to the bearers of the coupons for such interest by check or draft upon surrender of such coupons; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

(b)                                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.06.                   Securities Redeemed in Part.  Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered with, if applicable, Guarantees endorsed thereon duly executed by the Guarantors, if applicable.

ARTICLE TWELVE

REPAYMENT OF SECURITIES AT OPTION OF HOLDERS

Section 12.01.                   Applicability of Article.  Securities of any series that are repayable before their Stated Maturity at the option of the Holders shall be repayable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 12.02.                   Notice of Repayment Date.  Notice of any Repayment Date with respect to Securities of any series shall be given by the Company not less than 30 nor more than 45 days prior to such Repayment Date (or at such other times as may be specified for such repayment or repurchase pursuant to Section 3.01) to each Holder of Securities of such series in accordance with Section 1.06 (except as otherwise specified as contemplated by Section 3.01 for Securities of any series).

The notice as to the Repayment Date shall state (unless otherwise specified for such repayment or repurchase pursuant to Section 3.01):

(1)                                 the Repayment Date;

(2)                                 the principal amount of the Securities required to be repaid or repurchased and the Repayment Price (or the formula pursuant to which the Repayment Price is to be determined if the Repayment Price cannot be determined at the time the notice is given);

(3)                                 the place or places where such Securities are to be surrendered for payment of the Repayment Price, and accrued interest, if any, and the date by which Securities must be so surrendered in order to be repaid or repurchased;

(4)                                 that any Security not tendered or accepted for payment shall continue to accrue interest;

(5)                                 that, unless the Company defaults in making such payment or the Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, Securities accepted for payment pursuant to any such offer of repayment or repurchase shall cease to accrue interest after the Repayment Date;

(6)                                 that Holders electing to have a Security repaid or purchased pursuant to such offer may elect to have all or any portion of such Security purchased;

(7)                                 that Holders electing to have a Security repaid or repurchased pursuant to any such offer shall be required to surrender the Security, with such customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company or the Paying Agent at the address specified in the notice at least two Business Days prior to the Repayment Date;

(8)                                 that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, not later than the expiration of the offer to repay or repurchase, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(9)                                 that, in the case of a repayment or repurchase of less than all Outstanding Securities of a series, the method of selection of Securities to be repaid or repurchased to be applied by the Trustee if the principal amount of properly tendered Securities exceeds the principal amount of the Securities to be repaid or repurchased;

(10)                          that Holders whose Securities are purchased only in part shall be issued new Securities of the same series equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(11)                          the CUSIP or other identification number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP or other identification number, if any, listed in such notice or printed on the Securities.

Section 12.03.                   Securities Payable on Repayment Date.  The form of option to elect repurchase or repayment having been delivered as specified in the form of Security for such series, the Securities of such series so to be repaid (after application of the method of selection described pursuant to clause (9) of Section 12.02, if the principal amount of properly tendered Securities exceeds the principal amount of the Securities to be repaid or repurchased) shall, on the Repayment Date, become due and payable at the Repayment Price applicable thereto and from and after such date (unless the Company defaults in the payment of the Repayment Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for repayment in accordance with said notice, such Security shall be paid by the Company at the Repayment Price together with accrued interest, if any, to the Repayment Date; provided, however, that if a Security is repaid or repurchased on or after a Regular Record Date but on or prior to the Stated Maturity of any installments of interest, then any accrued and unpaid interest due on such Stated Maturity shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Security is not paid upon surrender thereof for repayment, the principal (and premium, if any) shall, until paid, bear interest from the Repayment Date at the rate prescribed therefor in such Security.

Section 12.04.                   Securities Repaid in Part.  Any Security that by its terms may be repaid in part at the option of the Holder and that is to be repaid only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, as provided in Section 3.05, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepaid portion of the principal of the Security so surrendered.

ARTICLE THIRTEEN

GUARANTEE BY THE GUARANTORS

Section 13.01.                   Guarantee.  If Securities of or within a series are specified, as contemplated by Section 3.01, to be guaranteed by any Guarantor, then such Guarantor hereby fully and unconditionally guarantees to each Holder of any such Security which is authenticated and delivered by the Trustee and to each Holder of any coupon appertaining to any such Security, if any, and to the Trustee for itself and on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any, on) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of any such Security or any coupon appertaining thereto), if any, on each such Security, and the due and punctual payment of any sinking fund payment (or analogous obligation), if any, provided for with respect to any such Security, when and as the same shall become due and payable, whether at Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture, including, without limitation, the payment of any additional amounts, if any, provided for with respect to any such Security (the “Guarantor Obligations”).  Each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Maturity, upon redemption, upon declaration of acceleration, upon tender for repayment at the option of any Holder or otherwise, as if such payment were made by the Company.

Each Guarantor hereby agrees that its Guarantor Obligations hereunder shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of any such Security or coupon appertaining thereto or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any such Security or coupon appertaining thereto with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantees will not be discharged except by complete performance of its obligations contained in any such Security or coupon appertaining thereto and in this Guarantee.

Each Guarantor hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on any such Security or any coupon appertaining thereto, whether at its Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of any such Security or coupon appertaining thereto, subject to the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Company.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of any such Security or coupon appertaining thereto, to collect interest on any such Security or coupon appertaining thereto, or to enforce or exercise any other right or remedy with respect to any such Security or coupon appertaining thereto, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid in respect of a Security or any coupons appertaining thereto by any of them to the Trustee or such Holder, the Guarantee of such Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any such Security or coupon appertaining thereto are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on any such Security or coupon appertaining thereto, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, any such Security or coupon appertaining thereto shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 13.02.                   Severability.  In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.03.                   Priority of Guarantee.  Unless otherwise specified pursuant to Section 3.01 with respect to any series of Securities, and except as provided in the next following sentence, this Guarantee shall be unsecured and unsubordinated obligations of each Guarantor, ranking pari passu with all other existing and future unsubordinated and unsecured indebtedness of the Company and such Guarantor, respectively.  With respect to any series of Securities that is designated as subordinated pursuant to Section 3.01 and except as otherwise provided in a supplemental indenture or pursuant to Section 3.01, the Subsidiary Guarantee Obligations of each Guarantor hereunder shall be junior and subordinated to any guarantee of any Senior Indebtedness on the same basis as such Securities are junior and subordinated to any Senior Indebtedness.  For the purposes of the foregoing sentence, the Trustee and the Holders of such subordinated Securities shall have the right to receive and/or retain payments by each Guarantor only at such times as they may receive and/or retain payments in respect of such Securities pursuant to this Indenture.

Section 13.04.                   Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of any Guarantor under the Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor under the Guarantee constituting such fraudulent transfer or conveyance.

Section 13.05.                   Subrogation.  Each Guarantor shall be subrogated to all rights of Holders of the Securities of a series (and of any coupons appertaining thereto) against the Company in respect of any amounts paid by such Guarantor on account of such Securities or any coupons appertaining thereto or this Indenture; provided, however, that, if an Event of Default has occurred and is continuing, such Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

Section 13.06.                   Reinstatement.  Each Guarantor hereby agrees that the Guarantee provided for in Section 13.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or such Guarantor.

Section 13.07.                   Release of the Guarantors.  Concurrently with the discharge of the Securities under Section 4.01 or the Legal Defeasance of the Securities under Section 4.02 or the Covenant Defeasance of the Securities under Section 4.03, each Guarantor shall be released from all its obligations under its Guarantee under this Indenture.

So long as no Default exists or upon the occurrence of the following events, with notice or lapse of time or both, would exist, the Guarantee of any Guarantor and any Liens securing such Guarantee shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer (by merger or otherwise) of all of the Capital Stock of such Guarantor, or the sale or disposition of all the assets of such Guarantor, which transaction is otherwise in compliance with this Indenture.

Section 13.08.                   Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to the Guarantee are knowingly made in contemplation of such benefits.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

THERAVANCE BIOPHARMA, INC.

[CORPORATE SEAL]

By
Name:
Title:

Attest:

Secretary

THERAVANCE BIOPHARMA ANTIBIOTICS, INC.
as Guarantor

By
Name:
Title:

THERAVANCE BIOPHARMA CAYMAN HOLDINGS, INC.
as Guarantor

By
Name:
Title:

THERAVANCE BIOPHARMA R&D, INC.
as Guarantor

By
Name:
Title:

THERAVANCE BIOPHARMA IRELAND LIMITED
as Guarantor

By
Name:
Title:

THERAVANCE BIOPHARMA UK LIMITED
as Guarantor

By
Name:
Title:

THERAVANCE BIOPHARMA US, INC.
as Guarantor

By
Name:
Title:

[TRUSTEE]

By
Name:
Title: